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                                 EXHIBIT 21.1

              SUBSIDIARIES OF PATRIOT AMERICAN HOSPITALITY, INC.

PAH LP, Inc., a Virginia corporation
PAH GP, Inc., a Virginia corporation
PAH Acquisition Corporation, a Virginia corporation
Patriot American Hospitality Partnership, L.P., a Virginia limited partnership 1500 Canal Street Investors, L.P., a Delaware limited partnership
Bourbon Orleans Investors II, L.P., a Delaware limited partnership
PA Troy Hospitality Investors, L.P., a Delaware limited partnership
PA Hunt Valley Investors, L.P., a Virginia limited partnership
PAH Allen Operating Corporation, a Delaware corporation
PAH-DT Allen Partners, L.P., a Delaware limited partnership
PAH-GP Allen Partners, L.P., a Delaware limited partnership
PAH-DT Tulsa Partners, L.P., a Delaware limited partnership
PAH-DT Chicago O'Hare Partners, L.P., a Delaware limited partnership
PAH-DT Miami Airport Partners, L.P., a Delaware limited partnership
PAH-DT Tallahassee Partners, L.P., a Delaware limited partnership
PAH Ravinia, Inc., a Virginia corporation
PAH Windwatch, LLC, a Delaware limited liability company